Exhibit 32.2
CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
The certification set forth below is being submitted in connection with the Quarterly Report on Form 10-Q of Tops Holding Corporation (the “Company”) for the 12-week period ending October 9, 2010 (the “Report”) pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.
I, Kevin Darrington, Chief Operating Officer and Chief Financial Officer of the Company, certify, to the best of my knowledge, that on the date hereof:
(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Exchange Act; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Kevin Darrington
Kevin Darrington
Chief Operating Officer and Chief Financial Officer
November 22, 2010